Exhibit 10.18

FORBEARANCE AGREEMENT

This Forbearance Agreement (“Agreement”) is made and entered into on April 14, 2020 (“Effective Date”), by and between Inception Mining, Inc., a Nevada corporation (“Company”), and the investor whose name appears on the signature page hereto (“Investor”).

Recitals

A. On May 20, 2019, Company and Investor entered into a Note Purchase Agreement (“Purchase Agreement”) pursuant to which Investor purchased a Note with an initial Face Value of $4,250,000.00.

B. The Note is secured by all assets of Company and its subsidiaries, and ranks senior to all common and preferred stock, and all existing and future indebtedness of Company. The Note constitutes a debt instrument, and Investor is a lender and creditor of Company. Investor is and will only be an equity security holder if and to the extent that Investor actually converts the Note into common stock as provided in the Transaction Documents.

C. Investor has at all times fully and completely complied with all of its obligations under the Transaction Documents, and all Delivery Notices and calculations provided to Company by Investor were and are fully correct and accurate in all respects.

D. The Closing Price of the Common Stock has been below $0.05 per share for 20 Trading Days or more, which, at Investor’s option, will constitute an Event of Default. Company failed to cure the low price within 5 Trading Days, which constitutes a Trigger Event. As an accommodation to Company and in order to help facilitate implementation of Company’s business plan, Investor is willing to forbear from declaring an Event of Default in accordance with the terms hereof.

E. Certain capitalized terms used herein, but not otherwise defined herein, have the meanings given to such terms in the Purchase Agreement and the Transaction Documents.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

1. Recitals. The Recitals set forth above are incorporated into and are made a part of this Agreement, and the parties hereto represent they are true, accurate and correct in all respects.

2. Amendment. Section I.F.2 of the Note is hereby amended by deleting the words, “provided that no Trigger Event has occurred.”

3. Monthly and Quarterly Redemptions. On the first day of each calendar month beginning May 1, 2020, Company will redeem a portion of the Note at the Early Redemption Price by paying Investor in cash by wire transfer of immediately available funds at least the following amounts:

(a) 2020 Payments. $900,000 delivered during 2020, with $100,000 delivered during Q2 2020, with at least $50,000 per month delivered in each of May 2020 and June 2020; $300,000 delivered during Q3 2020, with at least $75,000 per month delivered in each of July, August and September 2020; $300,000 delivered during Q4 2020, with at least $100,000 per month delivered in each of October, November and December 2020;

(b) 2021 Payments. $2,400,000 delivered during 2021, with at least $400,000 delivered each quarter, including minimum payments of $100,000 delivered per month;

(c) 2022 Payments. $500,000 delivered during each quarter of 2022, with at least $150,000 delivered per month, until the Note is converted or redeemed in full.

4. Forbearance. The parties agree that Investor hereby rescinds and withdraws its prior declaration of an Events of Default. For so long as Company fully and timely complies with its obligations under Paragraph 3 above, Investor will not declare an Event of Default under Section II.G(g) of the Purchase Agreement, even if the Closing Price is or remains below $0.05 per share. For the avoidance of doubt, the foregoing does not apply to and shall have no effect with regard to any Event of Default that may occur with regard to any other subsection of Section II.G of the Purchase Agreement.

5. No Non-Public Information. Neither Company nor any other Person acting on its behalf has provided or will provide Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company, including resale of the Conversion Shares.

6. Acknowledgements. Company hereby represents and warrants to, and acknowledges and agrees with Investor, that (a) the Note is secured by all assets of Company, and ranks senior to all common and preferred stock, and all existing and future indebtedness of Company, (b) the Note constitutes a debt instrument, and Investor is a lender and creditor of Company, (c) Investor is and will only be an equity security holder if and to the extent that Investor actually converts the Note into Common Stock as provided in the Note and Transaction Documents, (d) Investor has at all times fully and completely complied with all of its obligations under the Transaction Documents, (e) all Delivery Notices and calculations provided by Investor to Company were and are fully correct and accurate in all respects; and (f) one Trigger Event has occurred as of the Effective Date. Company hereby absolutely, unconditionally and irrevocably waives, releases and discharges any claim or right to assert any claim inconsistent with or contrary to any of the foregoing.

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7. Release. Company, on behalf of itself and on behalf of each of its predecessors, successors, parents, subsidiaries, shareholders, and affiliated and/or related companies, and each of its respective present and former officers, directors, shareholders, employees, representatives, business entities, executors, administrators, conservators, assignors and assignees, hereby knowingly and voluntarily fully and forever absolutely and irrevocably waive, release and discharge Investor and its predecessors, successors, parents, subsidiaries, and affiliated and/or related companies and entities, and each of their respective present and former officers, directors, shareholders, partners, members, employees, representatives, agents, attorneys, advisors, business entities, executors, administrators, conservators, assignors and assignees and all parties acting through, under or in concert with them, and each of them, in their individual and representative capacities, from any and all claims, charges, complaints, grievances, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, indemnity, attorneys’ fees, expenses, damages, judgments, orders, and liabilities of whatever kind and/or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist as of the date this Amendment is executed, including without limitation any that are based upon, connected with, or otherwise arising out of or in any way relating to the Transaction Documents. Company expressly waives and relinquishes, to the fullest extent permitted by law, the provisions, rights and benefits conferred by any law that would limit the scope of the release provided above. Company acknowledges that it may hereafter discover facts in addition to or different from those that it now knows to be true with respect to the subject matters of the claims released herein, and hereby stipulates and agrees that it has fully, finally, and forever settled and released any and all such claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, concealed or hidden, which now exist or heretofore existed upon any theory of law or equity now existing or coming into existence in the future, without regard to the discovery or existence of such different or additional facts.

8. Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Amendment fully and effectively.

9. Ratification. The Note, Purchase Agreements and other Transaction Documents, which are incorporated by reference as though set forth in full herein, are hereby ratified and affirmed in all respects, and remain in full force and effect. Except as expressly provided herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Investor, constitute a waiver of any provision of any of any Transaction Document or serve to effect a novation of the obligations under any Transaction Document. Except as expressly provided herein, all Transaction Documents between Company and Investor shall continue in full force and effect and nothing herein shall act as a waiver of any of the Investor’s rights under any of the foregoing.

10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format (.pdf), facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Effective Date.

Company:

INCEPTION MINING, INC.

By:	/s/
Name:
Title:

Investor:

By:	/s/
Name:
Title:

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